Exhibit 99.1
FOR IMMEDIATE RELEASE
Group 1 Automotive Schedules Release of Fourth Quarter and Full Year 2023 Financial Results
HOUSTON, TX, January 16, 2024 - Group 1 Automotive, Inc. (NYSE: GPI) (“Group 1” or the “Company”), an international, Fortune 300 automotive retailer with 199 dealerships located in the U.S. and U.K., today announced that it will release financial results for the fourth quarter and full year ended December 31, 2023 on Wednesday, January 31, 2024, before the market opens. Daryl Kenningham, Group 1’s president and chief executive officer, and the Company’s senior management team will host a conference call to discuss the results later that morning at 10:00 a.m. ET.
The conference call will be simulcast live on the Internet at http://www.group1corp.com/events. A webcast replay will be available for 30 days. A copy of the Company’s presentation will also be made available at http://www.group1corp.com/company-presentations.
The conference call will also be available live by dialing in 10 minutes prior to the start of the call at:
Domestic: 1-888-317-6003
International: 1-412-317-6061
Passcode:     1057644
A telephonic replay will be available following the call through February 7, 2024, by dialing:
Domestic: 1-877-344-7529
International: 1-412-317-0088
Replay Code:    5094882
ABOUT GROUP 1 AUTOMOTIVE, INC.
Group 1 owns and operates 199 automotive dealerships, 267 franchises, and 41 collision centers in the United States and the United Kingdom that offer 35 brands of automobiles. Through its dealerships and omni-channel platform, the Company sells new and used cars and light trucks; arranges related vehicle financing; sells service and insurance contracts; provides automotive maintenance and repair services; and sells vehicle parts.
Group 1 discloses additional information about the Company, its business, and its results of operations at www.group1corp.com, www.group1auto.com, www.group1collision.com, www.acceleride.com, www.facebook.com/group1auto, and www.twitter.com/group1auto.
SOURCE: Group 1 Automotive, Inc.
Investor contacts:
Terry Bratton
Manager, Investor Relations
Group 1 Automotive, Inc.
ir@group1auto.com

Media contacts:
Pete DeLongchamps
Senior Vice President, Manufacturer Relations, Financial Services and Public Affairs
Group 1 Automotive, Inc.
pdelongchamps@group1auto.com
or
Clint Woods
Pierpont Communications, Inc.
713-627-2223
cwoods@piercom.com
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